NUVISION, INC.


            1994 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

         1. Purpose. This 1994 Stock Option and Stock Appreciation Rights Plan (the "Plan") is intended to encourage stock ownership by certain key employees and directors of NUVISION, INC. (the "Corporation"), its divisions and Subsidiary Corporations, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees and directors to remain in the service of the Corporation and to put forth maximum efforts for the success of its business. It is further intended that options granted by the Corporation's Executive Compensation Committee (the "Committee") pursuant to this Plan ("Options") may constitute incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (collectively, the "Code") or options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options"), as specified by the Committee. Options granted under the Plan may be accompanied by stock appreciation rights ("Rights") as hereinafter set forth.

         2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

         (a) "COMMON STOCK" shall mean the Corporation's Class A Common Stock, par value $0.50 per share.

         (b) "DISABILITY" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

         (c) "DISINTERESTED PERSON" shall mean any member of the Corporation's Board of Directors who, at the time discretion under the Plan is exercised, is a "disinterested person" within the meaning of Rule of 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         (d) "FAIR MARKET VALUE" per share as of a particular date shall mean (i) the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (ii) if the shares of Common Stock are then listed on a national securities exchange, the closing sales price per share of Common Stock on such national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (iii) if the shares of Common Stock are not then traded in the over-the-counter market or listed on a national securities exchange, such value as the Committee in its discretion may determine.

         (e) "PARENT CORPORATION" shall mean any corporation (other than the grantor corporation) in an unbroken chain of corporations ending with the grantor corporation if, at the time of granting an Option, each of the corporations other than the grantor corporation owns stock possessing fifty percent (50 %) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (f) "SUBSIDIARY CORPORATION" shall mean any corporation (other than the grantor corporation) in an unbroken chain of corporations beginning with the grantor corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50 %) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (g) "TEN PERCENT SHAREHOLDER" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent or Subsidiary Corporation.

         3. Administration. The Plan shall be administered by the Committee, which shall consist of not less than three members of the Board of Directors of the Corporation (the "Board"), who are Disinterested Persons.
In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Corporation's Board of Directors who are Disinterested Persons.

         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the employees and directors to whom, and the time and times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

         The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent.
All decisions, determinations and interpretations of the Committee are final and conclusive on all persons affected thereby. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

         No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Right granted hereunder.

         4. Eligibility. Options may be granted to key employees and directors (including officers, whether or not they are directors) of the Corporation or its present or future divisions and Subsidiary Corporations. In determining the employees and directors to whom Options shall be granted and the number of shares to be covered by each Option and any accompanying Rights, the Committee shall take into account the duties of the respective person, his or her present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. An employee and/or director to whom an Option has been granted hereunder is sometimes referred to herein as an "Optionee."

         An Optionee shall be eligible to receive more than one grant of an Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

         5. Stock. The stock subject to the Options and Rights shall be the Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares which have been or which may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options and Rights may be granted from time to time under the Plan shall not exceed 250,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 6(j) hereof.

         In the event that any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full or surrendered in full in connection with the exercise of a Right, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options and Rights under the Plan.

         6. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Corporation and the Optionee which agreement shall comply with and be subject to the following terms and conditions:

              (a) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

              (b) TYPE OF ACTION. Each Option Agreement shall specifically identify the portion (if any) of the Option which constitutes an Incentive Stock Option.

              (c) OPTION PRICE. Each Option Agreement shall state the Option Price, which shall be not less than the greater of one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option or the per share par value of the Common Stock; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than the greater of one hundred and ten percent (110%) of such Fair Market Value or the per share par value of the Common Stock. The Option Price shall be subject to adjustment as provided in Section 6(j) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

              (d) VALUE OF SHARES. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Corporation and its Parent and Subsidiary Corporation) shall not exceed $100,000.

              (e) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or, with the approval of the Committee, in shares of Common Stock having a Fair Market Value on the date of exercise equal to such Option Price or in a combination of cash and such shares, and may be effected in whole or in part (i) in the case of an Incentive Stock Option, with monies received from the Corporation at the time of exercise as a compensatory cash payment, or (ii) with monies borrowed from the Corporation pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee, provided, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall be permitted by and be in compliance with applicable law.

              (f) AND EXERCISE OF OPTIONS. Options shall be exercisable over the exercise period as and at the times the Committee may determine, as reflected in the Option Agreement. The exercise period shall be determined by the Committee, but shall not exceed ten (10) years from the date of grant in the case of an Incentive Stock Option or ten (10) years and one month from the date of grant in the case of a nonqualified Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee provided that an Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

              (g)  TERMINATION OF SERVICE.  Except as provided in this
Section 6(g) and in Section 6(h) hereof, an Option may not be exercised unless the Optionee is then in the service of the Corporation or a division or Subsidiary Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has remained in continuous service since the date of grant of the Option. In the event that the service of an Optionee shall terminate (other than by reason of death, Disability or retirement on or after age 65), all Options of such Optionee which are exercisable at the time of such termination shall terminate, unless otherwise expressly provided in the grant and not earlier terminated in accordance with their terms. Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an employee any right to continue in the employ of the Corporation or any of its divisions or Subsidiary Corporations or interfere in any way with the right of the Corporation or any such division or Subsidiary Corporation to terminate such employment at any time.

              (h) DEATH, DISABILITY OR RETIREMENT OF OPTIONEE. If an Optionee shall die while in the service of the Corporation or a Subsidiary Corporation thereof, or if the Optionee's service shall terminate by reason of Disability or retirement on or after age 65, all Options theretofore granted to such Optionee shall, unless earlier terminated in accordance with their terms, terminate unless exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Optionee, within one year after the date of death or Disability or within three months after the retirement of the Optionee.

              (i) NONTRANSFERABILITY OF OPTIONS. No Options granted under the Plan may be sold, transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Options shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. Options may be exercised only by the Optionee or by his or her guardian or legal representative during his or her lifetime, or pursuant to Section 6(h), by his or her estate or the person who acquires the right to exercise such Options upon his or her death by bequest or inheritance.

              (j)  EFFECT OF CERTAIN CHANGES.

                   (1) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for Options or Rights and the number of such shares covered by outstanding Options or Rights, and the price per share of such Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                   (2) In the event of the proposed dissolution or liquidation of the Corporation, or in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Board, provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

                   (3) If while unexercised Options remain outstanding under the Plan (i) any corporation, person or other entity (other than the Corporation) makes a tender or exchange offer for the Common Stock pursuant to which purchases are made ("Offer"), (ii) the shareholders of the Corporation approve a definitive agreement to merge or consolidate the Corporation with or into another corporation or to sell or otherwise dispose of all or substantially all its assets, or (iii) more than 20% of the Corporation's then outstanding Common Stock is acquired by any person or group, or (iv) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period), then from and after the date of the first purchase of Common Stock pursuant to such Offer, or the date of any such shareholder approval, or the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred (any such date being referred to herein as the "Acceleration Date"), all Options shall be exercisable in full, whether or not otherwise exercisable.
         Following the Acceleration Date, (a) the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Options, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding Options after the effective date of such transaction, and the price thereof, and (b) the Committee may, in its discretion, permit the cancellation of outstanding Options in exchange for a cash payment in an amount per share subject to any such Option equal to the amount that would be payable pursuant to
         Section 8(b) hereof upon exercise of a Limited Right (as defined in Section 8(a) hereof) under those circumstances.

                   (4) Paragraphs (2) and (3) of this Section 6(j) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

                   (5) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                   (6) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

                   (7)  Except as hereinbefore expressly provided in this
         Section 6(j), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

         The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, sell or transfer all or part of its business or assets.

              (k) RIGHTS AS A SHAREHOLDER. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(j) hereof.

              (l) OTHER PROVISIONS. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation,
(i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Option and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

         7.   Stock Appreciation Rights.

         (a) The Committee shall have authority to grant Rights to the holder of any Option granted under the Plan (the "Related SAR Option") with respect to all or some of the shares of Common Stock covered by such Related SAR Option. A Right may be granted either at the time of grant of the Related SAR Option or any time thereafter during its term (except as otherwise provided in Section 10 hereof). Each Right shall be exercisable only if, and to the extent that, the Related SAR Option is exercisable and, in the case of Rights granted in respect of Incentive Stock Options, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Upon the exercise of a Right, the Related SAR Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further Options and Rights pursuant to the Plan. Upon the exercise or termination of a Related SAR Option, the Right with respect to such Related SAR Option shall terminate to the extent of the shares of Common Stock with respect to which the Related SAR Option was exercised or terminated.

         (b) Upon the exercise of a Right, the holder thereof, subject to paragraph (e) of this Section 7, shall be entitled at the holder's election to receive either:

              (1) that number of shares of Common Stock equal to the quotient computed by dividing the Spread (as defined in Paragraph
         (c) hereof) by the Fair Market Value per share of Common Stock on the date of exercise of the Right; provided, however, that in lieu of fractional shares, the Corporation shall pay cash equal to the same fraction of the Fair Market share of Common Stock on the date of exercise of the Right, or

              (2)  an amount in cash equal to the Spread, or

              (3) a combination of cash and a number of shares calculated as provided in clause (1) of this paragraph (b) (after reducing the Spread by such cash amount), plus cash in lieu of any fractional shares as above provided.

         (c) The term "Spread" as used in this Section 7 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value per share of Common Stock on the date the Right is exercised, over (B) the Option Price per share at which the Related SAR Option is exercisable, by (ii) the number of shares with respect to which such Right is being exercised.

         (d) Notwithstanding the provisions of this Section 7, a Right may not be exercised until the expiration of six (6) months from the date of grant of such Right.

         (e) Notwithstanding the provisions of paragraph (b) of this Section 7, the Committee shall have sole discretion to consent to or disapprove an election to receive cash in whole or in part ("Cash Election") upon the exercise of a Right. Such consent or disapproval may be given at any time after the election to which it relates. A Cash Election and related exercise may be made only during the period beginning on the 3rd business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Corporation and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available. If the Committee shall disapprove a Cash Election, the exercise of the Right with respect to which the Cash Election was made shall be of no effect, but without prejudice to the right of the holder to exercise such Right in the future in accordance with its terms.

         (f) A Right may be granted to an Optionee irrespective of whether such Optionee is being granted or has been granted a Limited Right (as defined in Section 8 hereof).

         (g) No Right granted under the Plan may be sold, transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Right or levy of attachment or similar process upon the Right not specifically permitted herein shall be null and void and without effect. Rights may be exercised only by the Optionee or by his or her guardian or legal representative during his or her lifetime, or by his or her estate or the person who acquires the right to exercise such Rights upon his or her death by bequest or inheritance.

         (h) Each Right shall be granted on such terms and conditions not inconsistent with the Plan as the Committee may determine.

         (i) To exercise a Right, the Optionee shall (i) give written notice thereof to the Committee in form satisfactory to the Committee specifying (A) the number of shares of Common Stock with respect to which the Right is being exercised, and (B) the amount the Optionee elects to receive in cash and shares of Common Stock with respect to the exercise of the Right, and (ii) if requested by the Committee, deliver the Option Agreement to the Secretary of the Corporation, who shall endorse thereon a notation of such exercise and return the Option Agreement to the Optionee. The date of exercise of a Right which is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (i).

         (j) The Corporation intends that this Section 7 shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor (the "Rule") under the Securities Exchange Act of 1934, as amended, during the term of the Plan. Should any provision of this
Section 7 not be necessary to comply with the requirements of the Rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly

         8.   Stock Appreciation Rights - Limited Rights.

         (a) The Committee shall have authority to grant a stock appreciation right (referred to in this Section 8 as a "Limited Right') to the holder of any Option granted under the Plan (the "Related LSAR Option") with respect to all or some of the shares of Common Stock covered by such Related LSAR Option A Limited Right may be granted either of the time of tyrant of the Related LSAR Option or any time thereafter during its term (except as otherwise provided in Section 10 hereof). A Limited Right may be granted to an Optionee irrespective of whether such Optionee is being granted or has been granted a Right under Section 7 hereof. A Limited Right may be exercised only during the sixty-day period beginning on an "Acceleration Date" (as defined in Section 60)(3) hereof). Each Limited Right shall be exercisable only if, and to the extent that, the Related LSAR Option is exercisable and, in the case of a Limited Right granted in respect of an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences, no Limited Right may be exercised until the expiration of six (6) months from the date of the Limited Right. Upon the exercise of a Limited Right, such Related LSAR Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further Options and Rights pursuant to this Plan. Upon the exercise or termination of a Related LSAR Option, the Limited Right with respect to such Related LSAR Option shall terminate to the extent of the shares of Common Stock with respect to which the Related LSAR Option was exercised or terminated.

         (b) Upon the exercise of a Limited Right, the holder thereof shall receive in cash whichever of the following amounts is applicable:

              (1) in the case of an exercise of Limited Rights by reason of the occurrence of an Offer (as defined in Section 6(j)(3)(i) hereof), an amount equal to the Offer Spread (as defined in Section 8(d) hereof);

              (2) in the case of an exercise of Limited Rights by reason of shareholder approval of an agreement described Section 6(j)(3)(ii), an amount equal to the Merger Spread (as defined in Section 8(f) hereof);

              (3) in the case of an exercise of Limited Rights by reason of an acquisition of Common Stock described in Section 6(j)(3)(iii), an amount equal to the Acquisition Spread (as defined in Section 8(h) hereof); or

              (4) in the case of an exercise of Limited Rights by reason of the change in composition of the Board of Directors described in
         Section 6(j)(3)(iv), an amount equal to the Spread (as defined in Section 8(i) hereof).

         Notwithstanding the foregoing, in the case of a Limited Right granted in respect of an Incentive Stock Option, the holder may not receive an amount in excess of such amount as will enable such option to qualify as an Incentive Stock Option.

         (c) The term "Offer Price per Share" as used in this Section 8 shall mean, with respect to the exercise of any Limited Right by reason of the occurrence of an Offer, the greater of (i) the highest price per share of Common Stock paid in any Offer, which Offer is in effect at any time during the sixty-day period ending on the date on which such Limited Right is exercised, or (ii) the highest Fair Market Value per share of the Common Stock during such sixty-day period. Any securities or property which are part or all of the consideration paid for shares of Common Stock in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

         (d) The term "Offer Spread" as used in this Section 8 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Offer Price per Share over (B) the Option Price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

         (e) The term "Merger Price per Share" as used in this Section 8 shall mean, with respect to the exercise of any Limited Right by reason of shareholder approval of an agreement described in Section 6(j)(3)(ii), the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement if such fixed or formula price is determinable on the date on which such Limited Right is exercised, and (ii) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date on which such Limited Right is exercised. Any securities or property which are part or all of the consideration paid for shares of Common Stock pursuant to such agreement shall be valued in determining the Merger Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity which is a party with the Corporation to such agreement or (B) the valuation placed on such securities or property by the Committee.

         (f) The term "Merger Spread" as used in this Section 8 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Merger Price per Share over (B) the Option Price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

         (g) The term "Acquisition Price per Share" as used in this Section 8 shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in Section 6(j)(3)(iii), the greater of (i) the highest price per share stated on the Schedule 13D or amendment thereto filed by the holder of 20% or more of the Corporation's Common Stock which gives rise to the exercise of such Limited Right, and (ii) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised.

         (h) The term "Acquisition Spread" as used in this Section 8 shall mean an amount equal to the product computed by multiplying (i) the excess of
(A) the Acquisition Price per Share over (B) the Option Price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

         (i) The term "Spread" as used in this Section 8 shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in Section 6(j)(3)(iv), an amount equal to the product computed by multiplying (i) the excess of (A) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised over (B) the Option Price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

         (j) Notwithstanding any other provision of the Plan, no Right granted pursuant to Section 7 hereof may be exercised at a time when any Limited Rights held by the holder of such Right may be exercised.

         (k) Paragraphs (g) through (j) of Section 7 hereof, with respect to the transfer and exercise of a Right and compliance of the Plan with the requirements of the Rule, shall apply to Limited Rights with the same effect as if set forth in this Section 8.

         9. Agreement by Optionee Regarding Withholding Taxes. If the Committee shall so require, as a condition of exercise, each Optionee shall agree that:

         (a) no later than the date of exercise of any Option or Right (including a Limited Right) granted hereunder, the Optionee will pay to the Corporation or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law withheld upon the exercise of such Option or Right, and;

         (b) the Corporation shall, to the extent permitted or required by law, have the right to deduct from any kind otherwise due to the Optionee, Federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or Right.

         10. Term of Plan. Options and Rights (including Limited Rights) may be granted pursuant to the Plan from time to time within a period of ten
(10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

         11. Amendment and Termination Of The Plan. The Board may at any time and from time to time, suspend, terminate, modify or amend the Plan, provided that any amendment that would materially increase the aggregate number of shares of Common Stock as to which Options, Rights, and Limited Rights may be granted under the Plan; materially increase the benefits accruing to participants under the Plan; or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding, except that any such increase or modification that may result from adjustments authorized by Section 6(j) hereof shall not require such approval. Except as provided in Section 6 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option or Right previously granted, unless the written consent of the Optionee is obtained.

         12. Approval of Shareholders. The Plan shall not take effect until approved by the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board.

         13.  Miscellaneous.

         (a) Legal and Other Requirements. Shares of Common Stock shall not be issued with respect to any Options or Rights unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

         (b) Special Circumstances. The inability of the Corporation to obtain approval from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Common Stock hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Common Stock. As a condition to the exercise of an Option or Right, the Corporation may require the person exercising the Option or Right to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

         (c) No Obligation to Exercise Options or Rights. The granting of an Option or Right shall impose no obligation upon an Optionee to exercise such Option or Right.

         (d) Application of Funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

         (e) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Corporation (1) on the date it is personally delivered to the Secretary of the Corporation at its principal executive offices or (2) when deposited in a United States Post Office, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an Optionee (1) on the date it is personally delivered to him or her or (2) when deposited in a United States Post Office, postage prepaid, addressed to him or her at the address shown for him or her on the records of the Corporation.

         (f) Applicable, Law. All questions pertaining to the validity, construction and administration of the Plan and Options and Rights granted hereunder shall be determined in conformity with the laws of the state of Michigan, except to the extent that federal law shall be deemed to apply.